Exhibit 99.1

CONCRETE PUMPING HOLDINGS ANNOUNCES SPECIAL CASH DIVIDEND OF $1.00 PER SHARE

DENVER, Jan. 14, 2025 (GLOBE NEWSWIRE) -- Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company”) announced today that its Board of Directors has declared a special, one-time cash dividend of $1.00 per share of common stock (the “Special Dividend”). The Special Dividend will be paid on or about February 3, 2025, subject to the closing of the Company’s previously announced offering of $425.0 million aggregate principal amount of senior secured second lien notes due 2032. Stockholders of record as of January 24, 2025 will be eligible to receive the Special Dividend. The aggregate amount of the payment to be made in connection with the Special Dividend is expected to be approximately $53 million.

The tax treatment of the Special Dividend to any particular stockholder will depend on the stockholder's particular tax circumstances. The Company’s stockholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to them, in light of their particular investment or tax circumstances, of the receipt of the Special Dividend.

About Concrete Pumping Holdings

Concrete Pumping Holdings is a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K. markets based on fleet size, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone Concrete Pumping, Inc. for concrete pumping in the U.S., Camfaud Group Limited in the U.K., and Eco-Pan, Inc. for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of October 31, 2024, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 22 states, concrete pumping services in the U.K. from 35 locations, and route-based concrete waste management services from 20 locations in the U.S. and one shared location in the U.K.

Important Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions, expectations and plans regarding the Company’s and the Issuer’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks and uncertainties, including the Company’s ability to execute on its strategic growth plan and other factors disclosed in the risk factor sections of the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, any of which may cause the actual results, levels of activity, performance or achievement of the Company or the Issuer to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events.

All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and the Company does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Iain Humphries

Chief Financial Officer

1-303-289-7947

Investor Relations:

Gateway Investor Relations

Cody Slach

1-949-574-3860

BBCP@gatewayir.com